Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO 201-996-9000; fax: 201-996-9144 ned@id-systems.com

I.D. Systems, Inc. Reports Third Quarter Financial Results

Hackensack, NJ, November 3, 2009—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the third quarter of 2009.  Revenues for the three months ended September 30, 2009 were $1.8 million, compared to $9.3 million for the three months ended September 30, 2008.  Gross margin was 48.8%, compared to 51.1% for the third quarter of 2008.  Net loss for the quarter was $3.0 million, or ($0.27) per basic and diluted share, compared to net income of $619,000, or $0.06 per basic and diluted share, for the third quarter of 2008.

Non-GAAP net loss for the quarter was $2.5 million, or ($0.22) per basic and diluted share, compared to non-GAAP net income of $1.3 million, or $0.12 per basic share and $0.11 per diluted share, for the third quarter of 2008.  Non-GAAP results were calculated by adjusting GAAP net income (loss) for the impact of stock-based compensation, which was $559,000 for the third quarter of 2009 and $665,000 for the third quarter of 2008.  A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer, said, “Cautionary technology spending in the industrial marketplace continued to impact our ability to close business in the short term.  Our strong results in the third quarter a year ago were driven by a large order for our wireless industrial vehicle management system by one of our core customers. We did not meet our goals for closing orders of similar magnitude in the third quarter this year.

“However, in the third quarter, we did successfully pursue the strategic acquisition of didBOX Ltd, a manufacturer and marketer of vehicle operator identification systems based in the United Kingdom, which we closed and announced on October 19, 2009.  This acquisition expands I.D. Systems’ base of operations in Europe, gives us immediate access to a broader base of European customers, and provides us with a wider array of solution options for prospects in the industrial vehicle management market.

“In addition, our efforts to expand two key applications of our wireless technology—managing airport vehicles and rental fleets—continued to progress in the third quarter.  American Eagle Airlines took steps to expand their use of our wireless technology, following initial system deployment at Dallas-Fort Worth International Airport earlier this year.  And we laid the groundwork to launch a new generation of our patented wireless rental fleet management technology for a leading U.S. rental car company—a deal we consummated in September, 2009, when we entered into a multi-year, seven-figure system implementation contract.

“Our balance sheet remains strong,” concluded Mr. Jagid.  “As of September 30, 2009, I.D. Systems had $64.3 million in cash, cash equivalents and marketable securities, and $49.4 million of working capital.”

For the three months ended September 30, 2009, selling, general and administrative expenses decreased 6.8% to $3.6 million, compared to $3.9 million for the third quarter in 2008.  Excluding stock based compensation, selling, general and administrative expenses for the third quarter of 2009 were $3.2 million, down sequentially from $3.4 million in the second quarter and $3.8 million in the first quarter of 2009.  I.D. Systems’ management continues to focus on cost controls without diminishing investment in growth opportunities.

Research and development expenditures decreased 4.5% to $642,000 for the third quarter of 2009, compared to $672,000 for the corresponding period in 2008.

For the nine-month period ended September 30, 2009, revenues were $7.5 million, compared to $19.1 million for the nine months ended September 30, 2008.  This decrease was primarily attributable to a $7.5 million decrease in revenue from the U.S. Postal Service, due to a spending freeze, and a $5.9 million decrease in revenue from Wal-Mart Stores, Inc., partially offset by increased revenue from other customers.  Gross profit margin for the nine-month period was 53.1%, compared to 50.9% for the comparable period in 2008.  Net loss for the nine-month period was $8.4 million, or ($0.77) per basic and diluted share, compared to net loss of $2.9 million, or ($0.27) per basic and diluted share, for the first nine months of 2008.

Non-GAAP net loss for the nine months ended September 30, 2009, was $6.8 million, or ($0.62) per basic and diluted share, adjusting for $1.6 million in stock-based compensation expenses.  For the corresponding period in 2008, non-GAAP net loss was $636,000, or ($0.06) per basic and diluted share, adjusting for $2.3 million in stock-based compensation expenses.  A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

For the nine months ended September 30, 2009, selling, general and administrative expenses decreased 6.7% to $11.6 million, compared to $12.4 million for the same period in 2008.  Research and development expenditures for the period decreased 3.3% to $2.0 million, compared to $2.1 million for the nine months ended September 30, 2008.

Highlights of the quarter ended September 30, 2009, included:

•	The selection of I.D. Systems’ PowerFleet™ Vehicle Management System for initial deployment by:

o
Nestlé Beverage, a division of Nestlé S.A., the world's largest food company, following the successful launch of the PowerFleet system at another Nestlé division, Nestlé Waters North America, in the second quarter of 2009;

o	Procter & Gamble Manufacturing GmbH, a subsidiary of Procter & Gamble Co.;

o	Chevron Global Lubricants, a division of Chevron Corp.;

o	One of the world’s largest grocery retailers and distributors, with dozens of distribution centers across the U.S.;

o	Lamb Weston, a leading provider of potatoes and other food products to the foodservice and retail industries, and a division of ConAgra Foods; and

o	Regal-Beloit Corporation, a leading manufacturer of motion control and power generation products serving global markets.

•
The award of a multi-year, seven-figure contract to I.D. Systems by a leading U.S. rental car company to develop and deploy rental fleet management technologies, with fixed monthly billing expected to commence in the first quarter of fiscal 2010.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on November 3, 2009.  Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments.  After opening remarks, there will be a question and answer period.  The conference call will be broadcast live via the Investors section of the Company’s website at www.id-systems.com.  To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Investors section of the Company’s website for approximately 90 days.

Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance and provide further comparative information due to the adoption of the Financial Accounting Standards Board’s Accounting Standards Codification ASC 718 Compensation - Stock Compensation.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems

Based in Hackensack, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for managing and securing high-value enterprise assets, including industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles.  The Company’s patented technology, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control, track, monitor and analyze their assets.  For more information, visit www.id-systems.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company’s outlook for 2009 financial results and prospects for additional customers and revenues.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so.

-- Tables to Follow --

I.D. Systems, Inc. and Subsidiary
GAAP Condensed Consolidated Statements of Operations Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
Revenue:
Products	$7,360,000	$1,218,000	$14,084,000	$4,367,000
Services	1,977,000	623,000	5,041,000	3,093,000
	9,337,000	1,841,000	19,125,000	7,460,000
Cost of Revenue:
Cost of products	3,622,000	603,000	6,836,000	2,291,000
Cost of services	948,000	339,000	2,545,000	1,209,000
	4,570,000	942,000	9,381,000	3,500,000

Gross Profit	4,767,000	899,000	9,744,000	3,960,000

Selling, general and administrative expenses	3,910,000	3,644,000	12,449,000	11,619,000
Research and development expenses	672,000	642,000	2,091,000	2,022,000

Income (loss) from operations	185,000	(3,387,000)	(4,796,000)	(9,681,000)
Interest income	434,000	284,000	1,853,000	913,000
Interest expense	-	(44,000)	-	(87,000)
Other income	-	110,000	-	422,000

Net income (loss)	$619,000	$(3,037,000)	$(2,943,000)	$(8,433,000)

Net income (loss) per share – basic and diluted	$0.06	$(0.27)	$(0.27)	$(0.77)

Weighted average common shares outstanding – basic	10,915,000	11,075,000	10,885,000	10,963,000

Weighted average common shares outstanding – diluted	11,175,000	11,075,000	10,885,000	10,963,000

I.D. Systems, Inc. and Subsidiary
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
Net income (loss) attributable to common stockholders	$619,000	$(3,037,000)	$(2,943,000)	$(8,433,000)
Stock-based compensation	665,000	559,000	2,307,000	1,617,000
Non-GAAP income (loss)	$1,284,000	$(2,478,000)	$(636,000)	$(6,816,000)
Non-GAAP net income (loss) per share – basic	$0.12	$(0.22)	$(0.06)	$(0.62)
Non-GAAP net income (loss) per share – diluted	$0.11	$(0.22)	$(0.06)	$(0.62)

I.D. Systems, Inc. and Subsidiary
Condensed Consolidated Balance Sheet Data
	December 31, 2008*	September 30, 2009
ASSETS		(Unaudited)
Cash and cash equivalents	$12,558,000	$14,496,000
Restricted cash	230,000	-
Investments – short term	8,550,000	39,861,000
Accounts receivable, net	8,245,000	1,938,000
Unbilled receivables	168,000	248,000
Inventory, net	3,273,000	5,596,000
Interest receivable	217,000	245,000
Prepaid expenses and other current assets	261,000	611,000
Total current assets	33,502,000	62,995,000

Investments – long term	34,911,000	9,945,000
Fixed assets, at cost	2,873,000	2,900,000
Less: Accumulated depreciation	(1,823,000)	(1,900,000)
Net Fixed Assets	1,050,000	1,000,000
Goodwill	200,000	200,000
Other intangible assets	178,000	178,000
Other assets	107,000	-
	$69,948,000	$74,318,000
LIABILITIES
Accounts payable and accrued expenses	$2,175,000	$599,000
Line of credit	-	12,643,000
Deferred revenue	424,000	364,000
Total current liabilities	2,599,000	13,606,000

Deferred revenue	231,000	517,000
Deferred rent	33,000	17,000
Total liabilities	2,863,000	14,140,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	-	-
Common stock: authorized 50,000,000 shares, $.01 par value; 12,082,000 and 12,284,000 shares issued at December 31, 2008 and September 30, 2009, respectively; 10,893,000 and 11,075,000 shares outstanding at December 31, 2008 and September 30, 2009, respectively.	120,000	120,000
Additional paid-in capital	101,437,000	103,056,000
Accumulated deficit	(23,667,000)	(32,100,000)
Accumulated other comprehensive income	46,000	18,000
	77,936,000	71,094,000

Treasury stock; 1,189,000 shares and 1,209,000 shares at cost at December 31, 2008 and September 30, 2009, respectively	(10,851,000)	(10,916,000)
Total stockholders’ equity	67,085,000	60,178,000
Total liabilities and stockholders’ equity	$69,948,000	$74,318,000

*Derived from audited balance sheet as of December 31, 2008

I.D. Systems, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flow Data
(Unaudited)

	Nine months ended September 30,
	2008	2009
Cash flows from operating activities:

Net loss	$(2,943,000)	$(8,433,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	126,000	-
Bad debt expense	-	(132,000)
Accrued interest income	(117,000)	(28,000)
Stock-based compensation expense	2,307,000	1,617,000
Depreciation and amortization	340,000	404,000
Change in fair value of investments	-	(422,000)
Deferred rent expense	(16,000)	(16,000)
Deferred revenue	545,000	226,000
Changes in:
Restricted cash	-	230,000
Accounts receivable	(6,830,000)	6,439,000
Unbilled receivables	(318,000)	(80,000)
Inventory	2,031,000	(2,323,000)
Prepaid expenses and other assets	(126,000)	(243,000)
Accounts payable and accrued expenses	(764,000)	(1,641,000)
Net cash used in operating activities	(5,765,000)	(4,402,000)

Cash flows from investing activities:
Purchase of fixed assets	(60,000)	(354,000)
Business acquisition	(573,000)	-
Purchase of investments	(21,163,000)	(46,134,000)
Maturities of investments	31,917,000	40,183,000

Net cash provided by (used in) investing activities	10,121,000	(6,305,000)

Cash flows from financing activities:
Repayment of term loan	(19,000)	-
Proceeds from exercise of stock options	1,377,000	2,000
Purchase of treasury shares	(4,094,000)	-
Borrowing on line of credit	-	12,900,000
Principal payments on line of credit	-	(257,000)

Net cash (used in) provided by financing activities	(2,736,000)	12,645,000
Net increase in cash and cash equivalents	1,620,000	1,938,000
Cash and cash equivalents - beginning of period	5,103,000	12,558,000
Cash and cash equivalents - end of period	$6,723,000	$14,496,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$87,000
Non-cash activities:
Unrealized loss on investments	$(424,000)	$(28,000)
Shares withheld pursuant to stock issuances	$-	$65,000